UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)       April 1, 2008
Lexington Precision Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-3252	22-1830121

(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, 15th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
(212) 319-4657

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement.
     The information provided pursuant to Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.
     Item 1.03 Bankruptcy or Receivership
     On April 1, 2008, Lexington Precision Corporation (the “Company”) and Lexington Rubber Group, Inc. (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption In re Lexington Precision Corp, et al., Case No. 08-11153 (the “Chapter 11 Cases”). The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
     On April 2, 2008, the Company issued a press release announcing the filing of the Chapter 11 Cases (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.03.
     In connection with the Chapter 11 Cases, the Debtors filed a motion seeking Bankruptcy Court approval of (a) an arrangement pursuant to which the Debtors are permitted to use the cash in their various bank accounts and cash receipts in respect of their accounts receivable (collectively, the “Cash Collateral”), all of which are part of the collateral securing the Debtors’ senior secured financing arrangements, in return for certain adequate protection, and (b) an unsecured super-priority, debtor in possession credit agreement, (collectively, the “DIP Credit Agreement”) among the Debtors, as borrowers, and Lubin Partners LLC, William B. Conner and ORA Associates LLC as the lenders, (the “Lenders”). The DIP Credit Agreement, substantially in the form attached to the motion filed with the Bankruptcy Court, provides for a super-priority unsecured loan of $4 million. Michael A. Lubin, the Chairman of the Board and co-chief executive officer of the Company is the managing member of Lubin Partners LLC. Mr. Conner is a director of the Company. Mr. Lubin is a creditor and stockholder of the Company and Mr. Conner is a stockholder of the Company. The Cash Collateral and proceeds of the loans under the DIP Credit Agreement will be used by the Debtors for working capital, capital expenditures, and other general corporate purposes of the Debtors and for the costs of administration of the Chapter 11 Cases. The arrangement for the use of Cash Collateral and the DIP Credit Agreement contain certain financial and other covenants and certain events of default. On April 2, 2008, the court issued an order granting the motion on an interim basis and authorized the Debtors to utilize up to $2 million under the DIP Credit Agreement pending a final hearing on April 17, 2008.

Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
     The information provided pursuant to Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The Debtors’ principal financial obligations (the “Debt Documents”) are listed below. The obligations under the Debt Documents have been in default since December 1, 2006. Forbearance agreements pursuant to which the lenders agreed not to take any action in respect of the defaults expired on January 24, 2007. The Debtors believe that any efforts to enforce the payment obligations under the Debt Documents are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court. The Debt Documents and the approximate principal amount of debt outstanding at the time of filing are as follows:
•	Credit Agreement with CapitalSource Finance LLC (“CapitalSource”) as collateral agent, administrative agent and lender, Webster Business Credit Corporation as lender and co-documentation agent, and any other lenders party thereto, as amended, which provides for: (i) a revolving credit facility in the maximum aggregate principal amount of $17,500,000, including letters of credit; and (ii) an equipment term loan facility in the original principal amount of $12,500,000. As of the date hereof, approximately $22,200,000 is outstanding under the Credit Agreement. Pursuant to the Credit Agreement, the Debtors granted to CapitalSource, as agent, first priority liens on substantially all of the Debtors’ assets other than real estate and second priority liens on the Debtors’ real estate.

•	Loan and Security Agreement, dated as of May 31, 2006 (the “Loan Agreement”), with CSE Mortgage LLC (“CSE”), as lender, collateral agent, and administrative agent, DMD Special Situations, LLC, as lender, and any other lenders party thereto (collectively, the “Loan Agreement Lenders”), as amended. The Loan and Security Agreement provides for two real estate term loans, Term Loan A and Term Loan B, in the original principal amounts of $11,000,000 and $4,000,000, respectively. As of the date hereof, approximately $9,800,000 principal amount is outstanding under Term Loan A, and $4,000,000 principal amount is outstanding under Term Loan B. Pursuant to the Loan Agreement, the Debtors granted to CSE, as agent for the Loan Agreement Lenders, first priority liens and security interests in the Debtors’ real estate and second priority liens on substantially all of the Debtors other assets.

•	Unsecured Senior Subordinated Notes due August 1, 2009 (the “Senior Subordinated Notes”). As of March 31, 2008, approximately $34,177,000 in principal amount of the Senior Subordinated Notes were outstanding, together with accrued and unpaid interest of approximately $9,143,000. In the aggregate, the Chairman and President of the Debtors and their families and affiliates hold approximately 22.7% of the Senior Subordinated Notes.
•	An unsecured Junior Subordinated Note due November 1, 2009, in the principal amount of $347,000, plus accrued and unpaid interest of $75,000. The Junior Subordinated Note is held by the Company’s Chairman.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 2, 2008
Forward-Looking Statements
     Statements contained in this Current Report on Form 8-K (including the exhibit) that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date of this report based upon current expectations, and the Company undertakes no obligation to update this information. Any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to:
•	our ability to operate pursuant to the terms of our debtor-in-possession credit arrangements;

•	our ability to obtain court approval of motions in the chapter 11 proceeding;

•	our ability to develop, confirm, and consummate a plan of reorganization in the chapter 11 proceeding;

•	increases and decreases in business awarded to us by our customers;

•	unanticipated price reductions for our products as a result of competition;

•	changes in the cost of raw materials;

•	strength or weakness in the North American automotive market;

•	changes in the competitive environment;

•	unanticipated operating results;

•	changes in economic conditions;

•	changes in interest rates;

•	financial difficulties encountered by our customers or suppliers;

•	the filing of chapter 11 by one or more of our customers or suppliers;

•	labor interruptions at our facilities or at our customers’ or suppliers’ facilities; and

•	other risks and uncertainties regarding our business and our industry identified from time to time in the our reports filed with the Securities and Exchange Commission, including the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2006, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXINGTON PRECISION CORPORATION
(Registrant)

Date: April 3, 2008

By:	/s/ Dennis J. Welhouse
	Name:	Dennis J. Welhouse
	Title:	Senior Vice President, Chief Financial Officer, and Secretary